British Columbia	Ministry of Finance	Mailing Address:	Location:
	Corporate and Personal	PO BOX 9431 Stn Prov Govt	2nd Floor - 940 Blanshard St.
	Property Registries	Victoria BC V8W 9V3	Victoria BC
250 356-8626
www.corporateonline.gov.bc.ca

Notice of Articles	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies J S Powell September 30, 2004
BUSINESS COPORATIONS ACT

This Notice of Articles was issued by the Registrar on: September 30, 2004 02:14 PM Pacific Time

Incorporation Number: BC0070974

Recognition Date: Incorporated on September 2, 1966

NOTICE OF ARTICLES

Name of Company: CROSSHAIR EXPLORATION & MINING CORP.
REGISTERED OFFICE INFORMATION
Mailing Address: SUITE 2300, 1066 WEST HASTINGS STREET VANCOUVER BC V6E 3X2	Delivery Address: SUITE 2300, 1066 WEST HASTINGS STREET VANCOUVER BC V6E 3X2
RECORDS OFFICE INFORMATION
Mailing Address: SUITE 2300, 1066 WEST HASTINGS STREET VANCOUVER BC V6E 3X2	Delivery Address: SUITE 2300, 1066 WEST HASTINGS STREET VANCOUVER BC V6E 3X2

DIRECTOR INFORMATION
Last Name, First Name Middle Name: WEICKER, ROBERT (BOB) F. (name corrected, formerly WEICKER, BOB)
Mailing Address:	Delivery Address:
3000 WALTON AVENUE COQUITLAM BC V3B 6V6	3000 WALTON AVENUE COQUITLAM BC V3B 6V6
Last Name, First Name Middle Name: LEE, DAVID YING TAT

Mailing Address: 4018 WEST 38TH AVENUE VANCOUVER BC V6N 2Y9	Delivery Address: 4018 38th AVENUE VANCOUVER BC V6N 2Y9
Last Name, First Name Middle Name: MORABITO, MARK J. (name corrected, formerly MORABITO, MARK J.)
Mailing address: 580 ST. ANDREW'S PLACE WEST VANCOUVER BC V7S 1V8	Delivery Address: 580 ST. ANDREW'S PLACE WEST VANCOUVER BC V7S 1V8
Last Name, First Name Middle Name: SUJIR, JAY
Mailing Address: 1600 - 609 GRANVILLE STREET VANCOUVER BC V7Y 1C3	Delivery Address: 1600-609 GRANVILLE STREET VANCOUVER BC V7Y 1C3
Last Name, First Name Middle Name: WALLIS, STEWART
Mailing Address: 1419 - 133A Street SURREY BC V4A 6A2	Delivery Address: 1419 - 133A STREET SURREY BC V4A 6A2
Last Name, First Name Middle Name: GUEST, PETER J
Mailing Address: 8329 GLEN ABBEY LANE WHISTLER BC V0N 1B8	Delivery Address: 8329 GLEN ABBEY LANE WHISTLER BC V0N 1B8
AUTHORIZED SHARE STRUCTURE

1. 100,000,000	Common shares	Without Par Value

Without Special Rights or Restrictions attached

British Columbia	Ministry of Finance	Mailing Address:	Location:
	Corporate and Personal	PO BOX 9431 Stn Prov Govt	2nd Floor - 940 Blansard St.
	Property Registries	Victoria BC V8W 9V3	Victoria BC
250 356-8626
www.corporateonline.gov.bc.ca

Notice of Alteration

Form 11

BUSINESS COPORATIONS ACT

SECTION 257

Filed Date and Time: September 30, 2004 02:14 PM Pacific Time Alteration Date and Time: Notice of Articles Altered on September 30, 2004 02:14 PM Pacific Time

NOTICE OF ALTERATION

Incorporation Number: BC0070974	Name of Company: CROSSHAIR EXPLORATION & MINING CORP.
ALTERATION EFFECTIVE DATE: The alteration is to take effect at the time that this application is filed with the Registrar.
PRE-EXISTING COMPANY PROVISIONS The company has resolved that the Pre-existing Company Provisions no longer apply to this company.